Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-259019 on Form F-3 of our report dated March 27, 2024, relating to the financial statements of Grindrod Shipping Holdings Ltd., appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Singapore

March 27, 2024